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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Current Report on Form 8-K (dated November 2, 1998) filed with the Securities and Exchange Commission by Apartment Investment and Management Company of our report dated March 27, 1998, except for
Note 1, as to which the date is September 24, 1998 with respect to the audit of the Historical Summary of Gross Income and Direct Operating Expenses of Sun Lake Apartments included as Exhibit 99.5 to the Form 8-K/A, Amendment No. 3.

We also consent to the incorporation by reference of such report in Apartment Investment and Management Company's Registration Statement on Form S-3 (No. 333-828), Registration Statement on Form S-3 (No. 333-8997), Registration Statement on Form S-3 (No. 333-17431), Registration Statement on Form S-3 (No. 333-20755), Registration Statement on Form S-3 (No. 333-26415), Registration Statement on Form S-3 (No. 333-36531), Registration Statement on Form S-3 (No. 333-36537), Registration Statement on Form S-3 (No. 333-4542), Registration Statement on Form S-8 (No. 333-4550), Registration Statement on Form S-8 (No. 333-4548), Registration Statement on Form S-8 (No. 333-14481), Registration Statement on Form S-8 (No. 333-36803), Registration Statement on Form S-4 (No. 333-39357), Registration Statement on Form S-8 (No. 333-41719), Registration Statement on Form S-4 (No. 333-49075), Registration Statement on Form S-3 (No. 333-47201), Registration Statement on Form S-8 (No. 333-57617), Registration Statement on Form S-4 (No. 333-60663), Registration Statement on Form S-4 (No. 333-60355), Registration Statement on Form S-3 (No. 333-61409), and Registration Statement on Form S-4 (No. 333-66207), all filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
December 14, 1998